Exhibit 10.3

                                                                 PRESS RELEASE
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          Tim Toppin
Contact   +1 (510) 428-3900 ext. 317
          ttoppin@geoworks.com
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            GEOWORKS RECEIVES NOTICE OF NASDAQ DELISTING AND APPEALS

EMERYVILLE, Calif., September 4, 2002 -- Geoworks Corporation (Nasdaq Smallcap:
GWRX) announced today that on August 29, 2002 it received notice from Nasdaq that its securities would be delisted from the Nasdaq Smallcap Market on September 6, 2002, primarily due to non-compliance with the minimum bid and minimum net equity rules, unless the Company appealed this staff determination. The Company filed an appeal on September 4, 2002. Although the Company will propose a plan to Nasdaq that delays delisting, the Company continues to expect that its securities will be delisted after the Panel hearing, which is anticipated to take place within 30 to 45 days.

About Geoworks

Geoworks Corporation is a provider of leading-edge software design and engineering services to the mobile and handheld device industry. With nearly two decades of experience developing wireless operating systems, related applications and wireless server technology, Geoworks has worked with industry leaders in mobile phones and mobile data applications including Mitsubishi Electric Corporation and Nokia. Based in Emeryville, California, the company also has a European development center in the United Kingdom. Additional information can be found on the World Wide Web at http://www.geoworks.com.

This press release contains forward-looking statements within the meaning of the federal securities laws including statements regarding Geoworks' current expectations. These statements involve risks and uncertainties that could cause actual results and events to differ materially from those currently expected or desired, including risks related to delisting and illiquidity. Additional discussion of these and other factors affecting the Company's business and prospects is contained in the Company's periodic filings with the Securities and Exchange Commission, including its quarterly report on form 10-Q for its first fiscal quarter ended June 30, 2002.